UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12400 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	INCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer

On June 26, 2025, Incyte Corporation (the “Company”) announced that Hervé Hoppenot retired as President and Chief Executive Officer of the Company effective June 26, 2025. Mr. Hoppenot will continue to serve as a member of the Company’s Board of Directors (the “Board”). Julian C. Baker, Lead Independent Director of the Board, assumed the role of Chairman of the Board effective June 26, 2025.

In connection with his retirement, the Company and Mr. Hoppenot entered into a transition agreement (the “Transition Agreement”), dated as of June 26, 2025 (the “Effective Date”), pursuant to which Mr. Hoppenot will serve as special advisor to the Company’s Chief Executive Officer and will provide advice and counsel in connection with the Chief Executive Officer transition as may be reasonably requested by the Chief Executive Officer or the Board. The term of Mr. Hoppenot’s employment will continue until the first anniversary of the Effective Date or such earlier date as either the Company or Mr. Hoppenot may determine (the “Transition Completion Date”). For a one year period following the Transition Completion Date, Mr. Hoppenot will serve as a non-employee consultant to assist the Company in transitional matters. Pursuant to the Transition Agreement, the Company will compensate Mr. Hoppenot for his services for the first six months commencing on the Effective Date at his current annual base salary rate of $1,395,731 (the “Annual Base Salary Rate”) and for the following six months at 50% of the Annual Base Salary Rate. In addition, the Company will pay Mr. Hoppenot a prorated portion of the bonus to which he would have been entitled under the Company’s 2025 Incentive Compensation Plan. Mr. Hoppenot will also receive (i) time-based restricted stock units (“RSUs”) for 6,016 shares of the Company’s common stock (“Common Stock”), which will vest as to 25% of the shares subject to the RSUs on each of the first four anniversaries of the grant date, (ii) options to purchase 18,438 shares of Common Stock, which will vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining options vesting in equal monthly installments over the subsequent 36 months, and (iii) performance shares with a target number of shares of Common Stock of 18,050, which cliff vest on the third anniversary of the grant date. The performance shares will be subject to the same performance goals as those to be issued to the Company’s executive officers in connection with the Company’s 2025 annual equity award grants, and can be earned at 0-200% of target based on the Company’s relative total share return (“TSR”) performance over a three-year performance period beginning on January 1, 2025 as compared to the TSR of companies in the same fixed peer group that will be used for the Company’s 2025 annual performance share awards to its executive officers. The Transition Agreement further provides that, in addition to Mr. Hoppenot’s equity awards that were granted after July 15, 2019 through December 31, 2024 that were covered by his employment agreement with the Company, his equity awards granted after January 1, 2025 and through and including the Effective Date (including the awards described in this paragraph) will continue to vest, become exercisable and payable after the Transition Completion Date at the same times and under the same conditions as if Mr. Hoppenot continued to be employed by the Company following the Transition Completion Date provided that Mr. Hoppenot’s continues to comply with certain covenants contained in the Transition Agreement. The Transition Agreement also confirms that upon a Change in Control (as defined in the Transition Agreement), Mr. Hoppenot will continue be entitled to receive the compensation and benefits set forth in the Transition Agreement.

The foregoing description of the Transition Agreement is only a summary and is qualified in its entirety by the terms of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1.

Appointment of President and Chief Executive Officer

On June 26, 2025, the Company announced that it has appointed William J. Meury as President and Chief Executive Officer, effective June 26, 2025.  Mr. Meury has also been appointed to the Board effective June 26, 2025.

Biographical Information. Mr. Meury, age 57, served as President and Chief Executive Officer of Anthos Therapeutics, Inc., a privately-held biopharmaceutical company, from April 2024 until its acquisition by Novartis in April 2025. From January 2023 through March 2024, Mr. Meury served as President and Chief Executive Officer of Karuna Therapeutics, Inc., a publicly traded biopharmaceutical company that was acquired by Bristol-Myers Squibb Company. From May 2020 through December 2022, Mr. Meury served as a Partner at Hildred Capital Management, a private equity firm focusing on the healthcare industry. Prior to joining Hildred Capital Management, Mr. Meury served as the Chief Commercial Officer of Allergan plc, a global pharmaceutical company, from May 2016 through its acquisition by AbbVie Inc. in May 2020. Mr. Meury previously served as Allergan’s President, Branded Pharma from March 2015 to May 2016 and joined Allergan in July 2014 as Executive Vice President, Commercial, North American Brands. He has significant experience in launching and commercializing healthcare products. Prior to joining Allergan, Mr. Meury served as Executive Vice President, Sales and Marketing at Forest Laboratories, Inc., a specialty pharmaceutical company that was acquired by Actavis plc in July 2014. He joined Forest in 1993 and held multiple roles of increasing responsibility in marketing, new products, business development, and sales. Before joining Forest, Mr. Meury worked in public accounting for Reznick, Fedder & Silverman and in financial reporting for MCI Communications, Inc. Mr. Meury earned his B.A. in Economics from the University of Maryland.

Compensation Arrangements. In connection with his appointment as President and Chief Executive Officer, Mr. Meury and the Company entered into an offer of employment letter (the “Offer Letter”) dated as of June 23, 2025 and an Employment Agreement (the “Employment Agreement”) dated as of June 26, 2025.

Pursuant to the Offer Letter, upon commencement of employment Mr. Meury is entitled to an initial annual base salary of $1,250,000 and will participate in the Company’s annual Incentive Compensation Plan with a funding target for a cash bonus under such Plan of 100% of his annual base salary, and with such bonus to be pro-rated for 2025.  Beginning in 2026, Mr. Meury’s base salary will be reviewed annually by the Compensation Committee of the Board. Future bonuses under the annual Incentive Compensation Plan will be determined by the Compensation Committee in its discretion based on the achievement of performance goals to be determined annually by the Board. In addition, the Offer Letter provides for grants to Mr. Meury of the following equity awards: (i) a regular annual equity award of time-based RSUs for 36,101 shares of Common Stock, which will vest as to 25% of the shares subject to the RSUs on each of the first four anniversaries of the grant date (the “Sign-on RSU Award”), (ii) a regular annual equity award of options to purchase 110,630 shares of Common Stock, which will vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining options vesting in equal monthly installments over the subsequent 36 months, (iii) a regular annual equity award of performance shares for a target number of shares of Common Stock of 108,303, which cliff vest on the third anniversary of the grant date, will be subject to the same terms as those to be issued to the Company’s other executive officers in mid-July 2025 in connection with the Company’s annual equity award grants, and can be earned at 0-200% of target based on the Company’s relative TSR performance over a three-year performance period beginning on January 1, 2025 as compared to the TSR of companies in the same fixed peer group that will be used for the Company’s July 2025 annual performance share awards to its other executive officers, and (iv) a one-time sign-on award of performance shares for a target number of 125,000 shares of Common Stock, which can be earned at 0-400% of target based on actual stock price performance and which are subject to service and performance vesting conditions, with service vesting on the later of the first anniversary of the grant date and the achievement of the applicable stock price hurdle, and performance vesting conditions that can be earned on achievement of significant sustained stock price appreciation hurdles over a six-year period (and which settle on an extended basis via the issuance of Common Stock after the vesting of the performance shares and between the third and sixth anniversaries of the hiring date, as applicable) (the “Sign-On PSU Award”). Mr. Meury will also receive certain relocation and commuting benefits.

The Employment Agreement provides for certain payments and benefits in the event of termination of Meury’s employment with the Company as follows (capitalized terms not defined in this Report have the meanings ascribed to them in the Employment Agreement, a copy of which has been filed as Exhibit 10.3 to this Report):

If Mr. Meury voluntarily terminates his employment with the Company other than for Good Reason and other than in the 24-month period following a Change in Control (the “Change in Control Employment Period”), the Company will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.

If Mr. Meury voluntarily terminates his employment with the Company without Change in Control Good Reason in the Change in Control Employment Period, the Company will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year.

If, at any time other than during the Change in Control Employment Period, Mr. Meury’s employment is terminated by the Company without Cause or by Mr. Meury for Good Reason, the Company will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his bonus based on actual performance and calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, the Company will pay him an amount equal to 1.5 times the sum of his annual base salary and his current target bonus. The Employment Agreement also provides that Mr. Meury’s options and Sign-On RSU Award will vest as to the amount that would have vested had he continued to work for the Company for an additional 18 months, and the Sign-On PSU award will remain outstanding and eligible to achieve any of the applicable performance goals for 120 days following such termination. All options would continue to be exercisable for 180 days following the date of termination. The Employment Agreement also provides for the payment of COBRA premiums by the Company, or the cash equivalent thereof, for Mr. Meury and his family for up to 18 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of the Company’s benefits arrangements.

If during the Change in Control Employment Period Mr. Meury’s employment is terminated by the Company without Cause or by Mr. Meury for Change in Control Good Reason, the Company will pay Mr. Meury, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, the Company will pay Mr. Meury an amount equal to two times the sum of his current annual base salary and his current target bonus. The Employment Agreement also provides that in the event of such a termination, all of Mr. Meury’s unvested RSUs and unvested stock options will vest in full, and all stock options will remain exercisable for 12 months following his termination. In addition, all performance shares (including the Sign-On PSUs) will be treated in accordance with their respective award agreements.  The Employment Agreement also provides for the continuation of benefits for Mr. Meury and his family for up to 24 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of the Company’s benefits arrangements.

If Mr. Meury retires on a date after December 31, 2035 (as such date may be extended by mutual agreement), all outstanding equity awards that are granted by the Company to Mr. Meury after July 15, 2030 and before December 31, 2035 (or such later date after December 31, 2035 as may be mutually agreed upon) would continue to vest as if he continued to be employed by the Company following the date of his retirement. In addition, any outstanding stock option awards that are granted to Mr. Meury after July 15, 2030 and before December 31, 2035 (or such later date after December 31, 2035 as may be mutually agreed upon) that either were vested at the date of his retirement or become vested due to the post-retirement continued vesting provisions will be exercisable during the remainder of their original term. The effectiveness of these provisions will be subject to Mr. Meury’s continued compliance with the non-solicitation/non-hiring and non-disparagement covenants described below, including during any period of post-retirement continued vesting provided by the Employment Agreement.

Under the Employment Agreement, Mr. Meury is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Mr. Meury must forfeit all of his unvested stock options, stock appreciation rights, RSUs, performance shares (including the Sign-On PSUs) and the gain or income realized from the exercise, vesting or settlement of the same within 24 months prior to the breach.

The Company and Mr. Meury also entered into an Indemnity Agreement, the form of which has been filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The foregoing description of the Offer Letter and Employment Agreement with Mr. Meury is only a summary and is qualified in its entirety by the terms of the Offer Letter and the Employment Agreement, copies of which are filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively.

There is no family relationship between Mr. Meury and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Amendment of 2024 Inducement Stock Incentive Plan

Prior to the effectiveness of the grants of equity awards to Mr. Meury in accordance with the Offer Letter, the Board amended the Company’s 2024 Inducement Stock Incentive Plan (the “Inducement Plan”) to increase the number of shares authorized for issuance under the Inducement Plan from 1,000,000 to 2,000,000 and to remove the provision that states that any shares issued in connection with awards other than options and stock appreciation rights shall be counted against this authorized share limitation as 2.0 shares for every one share so issued..

The foregoing description of the amendment to the Inducement Plan is qualified in its entirety by reference to the Inducement Plan, as amended, a copy of which is filed herewith as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition Agreement between the Company and Hervé Hoppenot dated as of June 26, 2025,

10.2	Offer of Employment Letter, dated June 23, 2025, from the Company to William J. Meury.*

10.3	Employment Agreement between the Company and William J. Meury dated as of June 26, 2025.

10.4	Incyte Corporation 2024 Inducement Stock Incentive Plan, as amended on June 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2025

INCYTE CORPORATION

By:	/s/ Sheila A Denton
Sheila A. Denton
Executive Vice President and
General Counsel